UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2017 (July 31, 2017)

Inspyr Therapeutics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

31200 Via Colinas, Suite 200

Westlake Village CA 91362

(Address of Principal Executive Offices)

818-661-6302

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Lewis & Clark Pharmaceuticals, Inc.

On July 31, 2017, Inspyr Therapeutics, Inc. (“Company”) acquired 100% of the capital stock of Lewis & Clark, Pharmaceuticals, Inc., a Virginia Corporation (“L&C”), pursuant to the terms of a share exchange agreement (“Agreement”) dated July 31, 2017 (“Closing Date”), by and among, the Company, L&C, certain principals of L&C (the “Principals”) and all of the existing shareholders of L&C (“Shareholders”). As consideration for the acquisition of L&C, the Company agreed to issue an aggregate of 7,122,172 shares of the Company’s common stock (“Payment Shares”) to the Shareholders, accounting for, subsequent to the closing of the transaction, the Shareholders owning 50% of the issue and outstanding capital stock of the Company (including common shares issuable upon conversion of the Company’s outstanding preferred stock).

The Principals have agreed to establish escrow accounts with respect to an aggregate of 973,251 of the Payment Shares pursuant to a share escrow agreement (“Escrow Agreement”) in order to satisfy certain indemnification obligations to the extent such may arise under the Agreement for the benefit of the Company, its shareholders, and its personnel. The Agreement contains certain customary indemnification provisions with respect to the Company one on hand and L&C and the Principals, on the other hand.

Additionally, pursuant to the Agreement, all Shareholders that receive at least 5% of the Payment Shares (at least 356,109 shares) (including any shares held in escrow) agree to vote such shares in accordance with the recommendation of the Company’s board of directors (“Board”) with respect to any matter to be voted upon by shareholders of the Company for a period of eighteen (18) months from the Closing Date.

Furthermore, each Shareholder agrees that for a period of eighteen (18) months from the Closing Date, it will not sell or transfer any of the Payment Shares it receives pursuant to the Agreement, except that if a Shareholder is employed by the Company, it may sell up to five percent (5%) of Payment Shares it receives on each ninety (90) day period following the one (1) year anniversary of the Closing Date.

Pursuant to the Agreement, the Board agreed to appoint John Montgomery, one of the Principals, to the Board. Mr. Montgomery will not be removed for a period of at least twelve (12) months without adequate cause, as more fully described in the Agreement. Mr. Montgomery’s election to the Board will be effective as of the Closing Date. At this time, Mr. Montgomery is not expected to serve on any committee of the Board of the Company. Pursuant to Mr. Montgomery’s appointment, the Board was expanded from six (6) to seven (7) members. Mr. Montgomery will serve as a member of the Board until the Company’s annual shareholder meeting or until such time as he resigns or his removed.

As compensation for his services on the Board, Mr. Montgomery will participate in the Company’s non-executive board compensation policy as described in the Company’s Current Report on Form 8-K, filed on October 14, 2016. There are no family relationships among Mr. Montgomery and any of the Company’s executive officers or directors.

The foregoing summaries of the Agreement and Escrow Agreement are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01 and 10.02, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers;

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01	Financial Statement and Exhibits.

(a)	Financial statements of business acquired.

The audited financial statements of L&C for the years ended December 31, 2016 and 2015 will be filed under an amendment to this report within the time period specified by the rules and regulations of the Securities and Exchange Commission.

(b)	Pro forma financial information.

The unaudited pro forma financial statements giving effect to the acquisition of L&C will be filed under an amendment to this report within the time period specified by the rules and regulations of the Securities and Exchange Commission

Exhibit No.	Description
10.01	Form of Share Exchange Agreement
10.02	Form of Share Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2017

Inspyr Therapeutics, Inc.

By:	/s/ Christopher Lowe
Christopher Lowe Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Form of Share Exchange Agreement
10.02	Form of Share Escrow Agreement